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                                                                   EXHIBIT 10.16

                             GUARANTY FEE AGREEMENT
                             ----------------------


     THIS GUARANTY FEE AGREEMENT (this "Agreement") is entered into as of the ____ day of ________, 1996, by and between VENCOR, INC. ("Vencor") and ATRIA COMMUNITIES, INC. ("Atria").

                                   RECITALS:

     A. Atria intends to enter into loan and credit agreements to provide financing to Atria including, but not limited to, a certain Revolving Credit Facility between Atria and National City Bank of Kentucky and PNC Bank, National Association as agents for the lending banks (the "Banks") providing for revolving credit up to a maximum amount of $200,000.00 (the "Atria Facility").

     B. As a condition to the making of loans under the Atria Facility, the Banks have required a partial guaranty of the Atria Facility by Vencor, which guaranty Vencor is willing to provide.

     C. Vencor and Atria anticipate that other lenders and lending institutions may likewise from time to time require guarantys of debt or obligations of Atria by Vencor.

     D. Vencor considers its partial guaranty of the Atria Facility to be in its best interest and to be of value to Vencor.

     E. Vencor shall make any determination of future or additional guarantees from time to time in its sole discretion.


                              OPERATIVE PROVISIONS

     For and in consideration of the recitals and other good and valuable consideration, the receipt of which is acknowledged, Vencor and Atria agree as follows:

     1. Guaranty Fee. Atria shall pay to Vencor a fee equal to one and one-half percent (1 1/2%) of the average outstanding sum of (i) the outstanding principal balance of all debts or obligations of Atria which are guaranteed by Vencor plus (ii) the aggregate outstanding principal amount of all issued and outstanding letters of credit issued pursuant to any portion of any loan or credit facility of Atria which has been guaranteed by Vencor (collectively, the "Guaranteed Obligations"). The term "average" as used herein shall mean the quotient derived by dividing (II) the total of all Guaranteed Obligations as of the first day of each calendar quarter plus (ii) the total of such Guaranteed Obligations on the last day of that calendar quarter by (iii) two.

     2. Due Date Of Fee. The fee provided for herein shall be payable quarterly in arrears, the first of such payments being due on the first day of the first of January, April, July or October following the date of this Agreement and subsequent payments being due and payable on the first day of each calendar quarter (based upon the months just named) thereafter as long as there shall be any Guaranteed Obligations outstanding.

     3. Binding Effect. This Agreement shall bind and inure to the benefit of Vencor and Atria and their respective successors and assigns.

     4. Partial Invalidity. No invalidity, irregularity or unenforceability of any portion of the Guaranteed Obligations shall affect, impair or be a defense to the obligations of Atria under this Agreement until such time as such invalidity, irregularity or unenforceability shall have been finally and unappealably determined by a court of competent jurisdiction.

     5. Representations and Warranties. Each party hereto represents and warrants to the other that it is duly organized and existing under the laws of the state of its incorporation, that the execution, delivery
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and performance of this Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its charter or bylaws or of any indenture agreement or undertaking to which it is a party or by which it is bound and that the execution of this Agreement is in furtherance of the business purposes of such party.

     6. Governing Laws. This Agreement and all rights and obligations hereunder including matters of construction, validity and performance shall be governed by the internal laws of the Commonwealth of Kentucky.


     IN WITNESS WHEREOF, Vencor and Atria have executed this Agreement as of the ____ day of August, 1996.


                                            VENCOR, INC.

                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------


                                            ATRIA COMMUNITIES, INC.


                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------

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